UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2026

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Senior Notes Issued by AmeriGas Partners and Finance Corp.
On May 20, 2026, AmeriGas Partners, L.P. (“AmeriGas Partners”) and AmeriGas Finance Corp. (“Finance Corp.” and, together with AmeriGas Partners, the “Issuers”), indirect, wholly owned subsidiaries of UGI Corporation (the “Company”), issued $500.0 million aggregate principal amount of their 6.875% senior unsecured notes due 2031 (the “2031 Notes” and the offering of the 2031 Notes, the “Offering”). The 2031 Notes were issued pursuant to an Indenture, dated as of May 20, 2026 (the “2031 Notes Indenture”), between the Issuers and U.S. Bank Trust Company, National Association (“USBTC”), as trustee (the “Trustee”). The 2031 Notes will pay cash interest semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2026. The 2031 Notes were issued in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.
Optional Redemption Provisions and Change of Control Triggering Event Repurchase Right
At any time and from time to time prior to June 1, 2028, upon not less than 10 nor more than 60 days’ notice, the 2031 Notes will be redeemable at the Issuers’ option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the 2031 Notes redeemed, plus a make-whole premium as set forth in the 2031 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time and from time to time on or after June 1, 2028, upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem all or a part of the 2031 Notes, at their option, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that declines (from 3.438% to 0.000%) depending on the year of redemption.
In addition, at any time prior to June 1, 2028, the Issuers may redeem up to 40.0% of the aggregate principal amount of the 2031 Notes at a redemption price equal to 106.875% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, with the net cash proceeds of one or more equity offerings by AmeriGas Partners or any direct or indirect parent of AmeriGas Partners (including the Company).
The Issuers or a third party have the right to redeem the 2031 Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption following the consummation of a Change of Control Triggering Event, as defined in the 2031 Notes Indenture, if at least 90% of the 2031 Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such Change of Control Triggering Event. The holders of the 2031 Notes will also have the right to require the Issuers to repurchase the 2031 Notes upon the occurrence of a Change of Control Triggering Event at an offer price equal to 101.0% of the principal amount of the 2031 Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.
Ranking
The 2031 Notes are the Issuers’ senior unsecured joint and several obligations. The 2031 Notes will rank equally in right of payment with all of the Issuers’ existing and future senior unsecured indebtedness. The 2031 Notes are effectively junior to any of the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated in right of payment to all indebtedness and other liabilities of the Issuers’ subsidiaries that do not guarantee the 2031 Notes, including any obligations of AmeriGas Partners’ operating partnership, AmeriGas Propane, L.P. (the “Operating Partnership”), including the indebtedness of the Operating Partnership incurred under the Operating Partnership’s certain Senior Secured Revolving Credit Facility, dated as of August 2, 2024, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
Restrictive Covenants
The 2031 Notes Indenture contains covenants that limit AmeriGas Partners’ and its restricted subsidiaries’ ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens; (iii) engage in transactions with affiliates; (iv) engage in mergers or consolidations or sell all or substantially all of the Issuers’ assets; (v) make restricted payments, loans and investments; (vi) enter into business combinations and sell assets; and (vii) engage in other lines of business. The 2031 Notes Indenture also contains customary events of default.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2031 Notes Indenture. A copy of the 2031 Notes Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Use of Proceeds
The Issuers used (or intend to use in the case of clause (ii) below) the net proceeds of the issuance of the 2031 Notes, together with cash received by AmeriGas Partners in connection with an equity contribution by its parent, originally funded by a subsidiary of the Company, and cash on hand, to (i) repurchase or redeem in full the Issuers’ outstanding 5.750% Senior Notes due 2027 (the “2027 Notes”), (ii) repurchase up to $175.0 million aggregate principal amount of the Issuers’ outstanding 9.375% Senior Notes due 2028 (the “2028 Notes”), (iii) repay $150.0 million in outstanding indebtedness under an intercompany loan between AmeriGas Partners and UGI International, LLC, and (iv) pay related fees and expenses.
Item 1.02 Termination of a Material Definitive Agreement.
As disclosed in the Company’s Current Report on Form 8-K, filed on May 18, 2026, holders of $468,471,000 in aggregate principal amount validly tendered (and did not validly withdraw) their 2027 Notes as of the expiration of the Tender Offer (as defined therein). On May 20, 2026, the Issuers accepted for purchase (and purchased) the 2027 Notes validly tendered as of the expiration for a total consideration of $1,011.18 for each $1,000 principal amount of the 2027 Notes tendered, plus accrued and unpaid interest up to, but excluding, May 20, 2026.
On May 11, 2026, the Issuers directed USBTC, as trustee (the “2027 Trustee”) under the indenture, dated as of June 27, 2016 (the “2027 Notes Base Indenture”), as supplemented by a Third Supplemental Indenture, dated as of February 13, 2017 (the “2027 Notes Supplemental Indenture” and, together with the 2027 Notes Base Indenture, the “2027 Notes Indenture”), between the Issuers and the 2027 Trustee, to issue a conditional notice of full redemption to redeem all of the outstanding principal amount of the Issuers’ 2027 Notes.
The 2027 Notes will be redeemed on June 10, 2026 (the “Redemption Date”), at a price equal to (i) 100.000% of the principal amount of the 2027 Notes redeemed, plus the Applicable Premium as of the Redemption Date, which will be calculated by or on behalf of the Issuers pursuant to the formula set forth in the 2027 Notes Supplemental Indenture (the “Redemption Price”), and (ii) accrued and unpaid interest thereon (from the May 20, 2026 interest payment date) to, but excluding, the Redemption Date (together with the Redemption Price, the “Redemption Payment”). On and after the Redemption Date, interest will cease to accrue on the 2027 Notes called for redemption (subject to Section 11.06 of the 2027 Notes Base Indenture) and, accordingly, no interest will be paid on such 2027 Notes on the November 20, 2026 interest payment date.
On May 20, 2026, the Issuers deposited with the 2027 Trustee $44,139,692.58 in trust and irrevocably instructed the 2027 Trustee to apply the money deposited with the 2027 Trustee toward the redemption in full of the remaining 2027 Notes on the Redemption Date. Upon deposit of the redemption payments, the 2027 Notes Indenture was satisfied and discharged in accordance with its terms with respect to the 2027 Notes. As a result of the satisfaction and discharge of the 2027 Notes Indenture with respect to the 2027 Notes, the Issuers have been released from their obligations under the 2027 Notes Indenture with respect to the 2027 Notes except with respect to those provisions of the 2027 Notes Indenture that, by their terms, survive the satisfaction and discharge of the 2027 Notes Indenture with respect to the 2027 Notes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information required by Item 2.03 relating to the 2031 Notes and the 2031 Notes Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.
Item 8.01 Other Events.
On May 26, 2026, the Issuers announced the early tender results for the previously announced cash tender offer (the “2028 Notes Tender Offer”) of up to $175.0 million aggregate principal amount of the Issuers’ 2028 Notes then outstanding.
As of the previously announced early tender date and time of 5:00 p.m., New York City time, on May 22, 2026 (the “Early Tender Deadline”), a total of $224,771,000 in aggregate principal amount representing approximately 45.6% of the Issuers’ 2028 Notes were validly tendered and not validly withdrawn.

As the aggregate principal amount of the 2028 Notes validly tendered and not validly withdrawn as of the Early Tender Deadline exceeds $175,000,000, which is the maximum aggregate principal amount of the 2028 Notes that the Issuers will accept for purchase, any such tendered 2028 Notes will be accepted on a pro rata basis as set forth in the Offer to Purchase, dated May 11, 2026 (the “Offer to Purchase”), subject to a proration factor of approximately 77.9%. As described further in the Offer to Purchase, any 2028 Notes tendered and not accepted for purchase will be promptly credited to the tendering holder’s account. Since the 2028 Notes Tender Offer is fully subscribed at the Early Tender Deadline, the Issuers will not accept for purchase any 2028 Notes tendered after the Early Tender Deadline.
A copy of the press release issued by the Company regarding the early results of the 2028 Notes Tender Offer is attached hereto as Exhibit 99.1.
This Current Report on Form 8‑K shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number:	Description
4.1	Indenture, dated as of May 20, 2026, between the Issuers and U.S. Bank Trust Company, National Association, as trustee (including the form of 2031 Notes).

99.1
Press Release of UGI Corporation dated May 26, 2026 announcing the early results of previously announced cash tender offer for AmeriGas Partners, L.P.’s and AmeriGas Finance Corp.’s 9.375% Senior Notes due 2028.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

May 26, 2026	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary